United States
Securities And Exchange Commission

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2005 (April 4, 2005)

Education Realty Trust, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland (State or Other Jurisdiction of Incorporation or organization)	001-32417 (Commission File Number)	20-1869228 (I.R.S. Employer Identification No.)

530 Oak Court Drive, Suite 300, Memphis, Tennessee (Address of Principal Executive Offices)	38117 (Zip Code)

(901) 259-2500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     ☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into A Material Definitive Agreement.

     On April 4, 2005, Education Realty Operating Partnership, LP and certain of its subsidiaries (the “Borrowers”), all of which are indirectly owned subsidiaries of Education Realty Trust, Inc. (the “Company”), entered into an Agreement and First Amendment to Credit Agreement with JPMorgan Chase Bank, N.A., UBS Loan Finance LLC, Key Bank National Association, AmSouth Bank, Regions Bank and Chevy Chase Bank, F.S.B. (collectively, the “Lenders”), JPMorgan Chase Bank, N.A., as Administrative Agent, and UBS Securities LLC, as Syndication Agent (the “Amendment to Credit Agreement”). The Amendment to Credit Agreement modifies the Credit Agreement dated January 31, 2005 (the “Credit Agreement”). The Company serves as a guarantor for funds borrowed under the Credit Agreement by the Borrowers, and it consented to the execution of the Amendment to Credit Agreement.

     The Amendment to Credit Agreement increases the amount of the secured revolving credit facility provided by the Lenders from $75 million to $100 million. A copy of the Amendment to Credit Agreement has been filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c)     Exhibits.

99.1	Agreement and First Amendment to Credit Agreement, dated April 4, 2005, by and among Education Realty Operating Partnership, LP and certain of its subsidiaries, as Borrowers, JPMorgan Chase Bank, N.A., UBS Loan Finance LLC, Key Bank National Association, AmSouth Bank, Regions Bank and Chevy Chase Bank, F.S.B., as Lenders, JPMorgan Chase Bank, N.A., as Administrative Agent, and UBS Securities LLC, as Syndication Agent.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Education Realty Trust, Inc.
	By:	/s/ Paul O. Bower
Paul O. Bower
Dated: April 8, 2005		Chairman, Chief Executive Officer and President

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Agreement and First Amendment to Credit Agreement, dated April 4, 2005, by and among Education Realty Operating Partnership, LP and certain of its subsidiaries, as Borrowers, JPMorgan Chase Bank, N.A., UBS Loan Finance LLC, Key Bank National Association, AmSouth Bank, Regions Bank and Chevy Chase Bank, F.S.B., as Lenders, JPMorgan Chase Bank, N.A., as Administrative Agent, and UBS Securities LLC, as Syndication Agent.